UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8 Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)
(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01    Regulation FD Disclosure.

On April 27, 2006, Margo State Line, Inc. (“Margo State Line”), a wholly owned subsidiary of Margo Caribe, Inc. (“Margo”), entered into an agreement, effective immediately, to become a secondary supplier of bark and mulch products to The Home Depot stores located in northeast Florida.

Margo State Line is engaged in the manufacturing and sale of bark and premium cypress and pine mulch, as well as several composted and potting soils.

Margo is engaged in the business of growing and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Puerto Rico and the northeast Caribbean. The Company is also engaged in the sale and manufacturing of lawn and garden products (including bark and premium mulch manufacturing and sale) throughout Puerto Rico, the northeast Caribbean and the Southeast United States. In addition, Margo's real estate development subsidiary is in the process of obtaining the required permits for an affordable housing project in the Municipality of Arecibo, Puerto Rico.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: April 28, 2006	By:	/s/ Luis R. Carrasquillo
	Name:	Luis R. Carrasquillo
	Title:	Senior Vice President and Chief Financial Officer